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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
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[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      THE DIVERSIFIED INVESTORS FUNDS GROUP
                    THE DIVERSIFIED INVESTORS FUNDS GROUP II
                 DIVERSIFIED INVESTORS STRATEGIC VARIABLE FUNDS
                        DIVERSIFIED INVESTORS PORTFOLIOS
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                (Name of Registrant as Specified in its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     (3)  Per unit price or other underlying value of transaction computed
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                                      LOGO

     Diversified Investment Advisors, Inc. ("Diversified") is pleased to announce the proposed consolidation of its investment management and fund administration resources with those of Transamerica Fund Advisors, Inc. ("TFAI"), another wholly owned subsidiary of AEGON.

     The change will position the Diversified family of mutual funds as part of a larger complex of investment companies with TFAI serving as the investment adviser. The anticipated consolidation will create an over $50 billion fund complex offering more than 120 funds.

     The Diversified Funds' sub-advised, manager-of-managers investment structure will not change. Since TFAI uses a similar structure, we believe that consolidating the two fund complexes into a significantly larger one presents opportunities and advantages to investors such as:

     - Access to a larger investment team, with significant experience and depth;

     - Additional resources for enhanced investment due diligence and monitoring of sub-advisors;

     - The ability to attract additional sub-advisors due to greater economies of scale;

     - Streamlined oversight of the Funds through the election of a new Board, comprised of members currently serving and familiar with either Diversified's or TFAI's investment management and fund administration organizations; and

     - The simplification and modernization of certain policies that will allow the Funds to respond more favorably and quickly to change.

     Diversified will continue to provide the superior retirement plan services and expertise that plan sponsors and their participants have come to expect. In addition, many other important aspects related to the Funds WILL REMAIN UNCHANGED as a result of the consolidation, including:

     - The sub-advisors of each of the Funds;

     - Investment objectives, strategies and risk factors of each Fund;

     - The contractual investment advisory fees paid by the Funds; and

     - The maximum 12b-1 fees payable under the Rule 12b-1 plan.

     All Fund shareholders of record as of August 15, 2007 will be receiving a Proxy Statement outlining the proposed changes. We are excited about the opportunity to enhance our mutual fund complex and encourage all shareholders to cast a vote in favor of the proposals discussed in the Proxy Statement.

     A list of question and answers explaining the proposals is attached. We hope you will find it helpful. If you have additional questions or require more information, please do not hesitate to contact your Diversified Account Executive.


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                     (DIVERSIFIED INVESTMENT ADVISORS LOGO)

     We hope you find the following Q&A helpful in addressing questions you may have about the proposed consolidation of Diversified's and TFAI's investment management and fund administration functions. If you have additional questions or require more information, please do not hesitate to contact your Account Executive.

Q:  WHY AM I GETTING THE PROXY STATEMENT?

     The Proxy Statement provides you with the information necessary to vote on the proposed changes and must be delivered to all current shareholders of funds within the Diversified family of mutual funds (the "Funds"). Most retirement plan sponsors with assets currently invested in the Funds are recognized as shareholders. Participants in non-ERISA 403(b) plans and IRAs who have invested in the Funds are also recognized as shareholders. In addition, participants in our registered variable annuities will be receiving the proxy statement and an instruction card to direct their vote.

Q:  WHEN WILL I GET THE PROXY STATEMENT?

     Proxy Statements will be mailed via the U.S. Postal Service during the week of August 27, 2007.

Q:  WHAT DATE IS MY PROXY ON THE PROPOSALS DUE?

     We request that shareholders cast their votes by sending back their proxy cards as soon as possible, but in any event no later than the shareholder meetings to be held on October 30, 2007. Shareholders may also vote by telephone or over the Internet.

Q.  WHAT PROPOSALS WILL SHAREHOLDERS BE ASKED TO APPROVE IN THE PROXY STATEMENT?

     Shareholders will be asked to approve the following proposals:

     - The election of a new Board comprised of both Diversified Fund and TFAI fund members to oversee the consolidated fund complex.

     - A new investment advisory agreement between TFAI and each of the Diversified Funds.

     - An amendment to the organizational documents of the Funds to allow the Board to make modifications to the declarations of trust in a timely and cost-efficient manner.

     - Modification of the fundamental investment policies of each Fund to standardize and simplify these documents.

     - Amended Rule 12b-1 plans for certain Funds.

Q:  WHY ARE THESE PROPOSALS BEING UNDERTAKEN?

     These proposals are in line with our commitment to broaden the spectrum of investment solutions we offer to our clients and we are very excited about the opportunities that this strategic move presents. The combined strength of our expertise and experience will allow us to take advantage of synergies and further hone "best practices" in sub-advisor selection and monitoring. In addition, the pooling of our resources will enable us to make additional strategic investments and strengthen our highly qualified investment management team.

Q.  DO THESE PROPOSALS MEAN THAT DIVERSIFIED IS MERGING WITH TRANSAMERICA?

     No, Diversified and TFAI will remain separate entities. However, the Diversified Funds will become part of the larger fund complex with TFAI serving as the investment adviser. Diversified will continue to focus on its core

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business -- providing premier retirement plan services to help your participants save and invest wisely for and through retirement. Other AEGON entities, including Transamerica Retirement Services ("TRS"), Transamerica Retirement Management ("TRM") and Transamerica Investment Management ("TIM") are not part of this consolidation.

Q: HOW WILL THESE CHANGES IMPACT THE OVERSIGHT OF THE DIVERSIFIED SUB-ADVISORS AND FUNDS?

     The investment selection and monitoring functions will be consolidated under TFAI in St. Petersburg, Florida, headed up by Chris Staples, CFA, Senior Vice President and Chief Investment Officer. Combining these functions will create efficiencies within the due diligence process, allowing for greater access to sub-advisors and investment strategies.

Q: WHAT IS THE EXPERIENCE AND BACKGROUND OF THE TFAI INVESTMENT SELECTION AND MONITORING TEAM?

     All members of the research team have significant and specific experience in the area of manager research and analysis. As a demonstration of their commitment to the industry, each member of the team has their Chartered Financial Analyst (CFA) designation.

Q:  WHAT DOES THIS CONSOLIDATION MEAN TO OUR PLAN?

     This consolidation is intended to provide greater consistency across the larger fund complex and enhance the efficiency of our investment oversight operations. We expect that the consolidation will be seamless to our retirement plan clients and their participants. The day-to-day management of the Funds will not be affected, as none of the sub-advisors are being changed as a result of this consolidation and each Fund will continue to be managed according to its stated investment objectives.

Q:  WILL MY INVESTMENT CONTACT CHANGE?

     No, your investment contact at Diversified will not change. Diversified has continued to enhance its staff and resources around client investment services to ensure that we provide your plan with the highest level of attention it requires.

Q:  WILL THE DIVERSIFIED FUNDS BE RENAMED?

     Not at this time. Diversified is in the process of evaluating this initiative and will keep you informed of the developments as we proceed. If any Fund is renamed at some point in the future, your participants will be notified via Diversified Direct Online(SM) and through statement messages.

Q: HOW WILL THIS CONSOLIDATION IMPACT MY PARTICIPANTS AND HOW WILL THE CHANGES BE COMMUNICATED?

     Your participants' overall service experience with Diversified will not change as a result of these proposals. Participants will have access to Diversified Direct Online(SM) and the call center to obtain more information about these proposed changes. They will also have access to our proxy solicitation firm Computershare. Computershare is available to answer questions regarding the proxy statement at 866-436-6101.

Q:  WILL MY ADVISORY FEES CHANGE AS A RESULT OF THIS CONSOLIDATION?

     No, the maximum contractual advisory fees payable by the Funds will not change as a result of these initiatives.

Q: WILL THE DIVERSIFIED FUNDS CONTINUE TO BE OFFERED SOLELY TO RETIREMENT PLAN INVESTORS?

     For the time being, the Diversified Funds will only be available to qualified retirement plan investors. As part of future strategic initiatives, Diversified and TFAI may consider opening the Funds to additional distribution channels to grow assets and benefit from scale advantages. Of course, we will carefully consider the needs of our retirement plan investors before undertaking any such initiatives.


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Q:  WILL THE CURRENT SUB-ADVISORY SELECTION AND MONITORING PROCESSES AND
    PROCEDURES REMAIN INTACT FOR THE DIVERSIFIED FUNDS?

     Yes, the investment philosophies of Diversified and TFAI are quite similar. Both organizations use a combination of qualitative and quantitative factors to select and monitor sub-advisors and both seek to employ an investment approach that emphasizes consistency of returns and risk control. We see this consolidation as an excellent opportunity to implement best practices for the benefit of our clients and their participants.

Q:  DO YOU EXPECT THERE TO BE CONSOLIDATION OF FUNDS AND/OR SUB-ADVISORS?

     Each Fund and sub-advisor will be evaluated on a case-by-case basis. Where feasible, we may consolidate to remove duplicative Funds and/or strategies.

Q:  WHAT IS CHANGING ABOUT THE RULE 12B-1 PLAN?

     We are seeking shareholder approval to amend the Rule 12b-1 plan for the Diversified Investors Funds and the Diversified Institutional Funds. The amended 12b-1 plans are intended to enable these Funds to promote sales of their shares and to create economies of scale. The maximum 12b-1 fees payable under the current plans and the amended 12b-1 plans are the same. One difference in the amended Rule 12b-1 plan is that the Funds are changing to a "compensation plan," meaning that the distributor will receive the distribution fee of 0.25% even if the actual distribution expenses are higher or lower than this amount. Under the Funds' current "reimbursement plan," the fees for distribution services are reimbursed based upon the actual expenses incurred by the distributor up to a maximum of 0.25%. Historically, under the current plan, the distribution expenses incurred have exceeded this maximum amount.

Q. HOW WILL COLLECTIVE TRUSTS AND/OR SEPARATE ACCOUNTS BE IMPACTED BY THESE CHANGES?

     Since the collective trusts and separate accounts are invested in the Diversified Investors Portfolios, investors in these vehicles will benefit from these changes. Plan sponsors with collective trusts or separate accounts are not registered shareholders of the Diversified Investors Portfolios and therefore are not legally entitled to vote on the proposals. However, a separate communication will be sent to them the week of September 4th. This communication will seek direction from the plan sponsor on how the legal owner should vote their plan's ownership interests.


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